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                                                                    EXHIBIT 23.3








                       CONSENT OF SMITH & GESTELAND, LLP.


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                        CONSENT OF SMITH & GESTELAND, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





         We consent to the inclusion in the registration statement on Form SB-2 of International Monetary Systems, Ltd. (File No. 333-94597) of our report, dated March 1, 2001, on the consolidated balance sheets of International Monetary Systems, Ltd. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholder equity, and cash flows for each of the two years in the period ended December 31, 2000. We also consent to the references to us under the captions "Prospectus Summary - Summary Financial Data," "Selected Financial Data" and "Experts" in the prospectus.


                                         /s/ SMITH & GESTELAND, LLP.
                                             SMITH & GESTELAND, LLP.


Madison, Wisconsin
March 27, 2001